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                                                                    EXHIBIT 99.5

                    CONSENT OF MERRILL LYNCH, PIERCE, FENNER
                              & SMITH INCORPORATED

          We hereby consent to the use of our opinion letter dated May 8, 1998, to the Board of Directors of Baker Hughes Incorporated ("Baker Hughes") included as Appendix B to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Western Atlas, Inc. and a wholly-owned subsidiary of Baker Hughes and to the references to such opinion in such Joint Proxy Statement/Prospectus under the captions "SUMMARY -- THE MERGER -- Opinions of Financial Advisors" and "THE MERGER -- Opinion of Merrill Lynch". In giving such consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                   INCORPORATED



Houston, Texas
June 30, 1998